As filed with the Securities and Exchange Commission on December 18, 2014

Registration No. 333-56664

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-3 Registration Statement No. 333-53929

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-3 Registration Statement No. 333-56664

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3540776
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Address of principal executive offices, including zip code)

David J. Scott, Esq.

Senior Vice President, General Counsel

and Secretary

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

Amgen Inc. (the “Company”) previously registered shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), under the following Registration Statements on Form S-3, as amended (the “Registration Statements”), concerning shares of Company Common Stock issuable pursuant to the exercise of stock options granted under the following equity plans by certain trusts.

S-3 Registration No.	Date Filed With the SEC	Number of Shares Originally Registered	Name of Equity Plan
333-53929	5/29/1998	1,500,000

•     Amgen Inc. Amended and Restated 1997 Special Non-Officer Equity Incentive Plan (f/k/a Amgen Inc. 1997 Special Non-Officer Equity Incentive Plan)

•     Amgen Inc. Amended and Restated 1991 Equity Incentive Plan

•     Amended and Restated 1988 Stock Option Plan of Amgen Inc.

•     Amended and Restated 1987 Directors’ Stock Option Plan

333-56664	3/7/2001 5/10/2001	1,000,000

•     Amgen Inc. Amended and Restated 1997 Special Non-Officer Equity Incentive Plan (f/k/a Amgen Inc. 1997 Special Non-Officer Equity Incentive Plan)

•     Amgen Inc. Amended and Restated 1991 Equity Incentive Plan

The Company is filing these post-effective amendments to the Registration Statements (“Post-Effective Amendments”) in order to deregister all securities that were registered but unissued under the Registration Statements and to terminate the Registration Statements.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant, Amgen Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments and has duly caused and authorized the officers whose signatures appear below to sign these Post-Effective Amendments on its behalf by the undersigned, in the City of Thousand Oaks, State of California, on December 18, 2014.

AMGEN INC.

By:	/s/ David J. Scott
David J. Scott
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Robert A. Bradway, David W. Meline and David J. Scott as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments (including these Post-Effective Amendments filed herewith) to the Registration Statements listed herein above, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Bradway Robert A. Bradway	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 18, 2014

/s/ David W. Meline David W. Meline	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 18, 2014

/s/ David Baltimore David Baltimore	Director	December 18, 2014

/s/ Frank J. Biondi, Jr. Frank J. Biondi, Jr.	Director	December 18, 2014

/s/ François de Carbonnel François de Carbonnel	Director	December 18, 2014

/s/ Vance D. Coffman Vance D. Coffman	Director	December 18, 2014

/s/ Robert A. Eckert Robert A. Eckert	Director	December 18, 2014

/s/ Greg C. Garland Greg C. Garland	Director	December 18, 2014

/s/ Rebecca M. Henderson Rebecca M. Henderson	Director	December 18, 2014

/s/ Frank C. Herringer Frank C. Herringer	Director	December 18, 2014

/s/ Tyler Jacks Tyler Jacks	Director	December 18, 2014

/s/ Judith C. Pelham Judith C. Pelham	Director	December 18, 2014

/s/ Ronald D. Sugar Ronald D. Sugar	Director	December 18, 2014

/s/ R. Sanders Williams R. Sanders Williams	Director	December 18, 2014

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney (included on signature page)